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                                                                    Exhibit 23.3





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of NTL Incorporated of our report dated March 14, 2000 except for Note 21 relating to differences between Swiss and United States accounting principles, which is as of April 28, 2000, relating to the financial statements of Cablecom Holding AG, which appear in such Registration Statement. We also consent to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers AG

/s/ Julie Fitzgerald                /s/ Peter Wittwer
Julie Fitzgerald                    Peter Wittwer

Berne, Switzerland
August 15, 2001